UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 3, 2006
ITHAKA ACQUISITION CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-1324205 (Commission File Number)	20-2620798 (IRS Employer Identification No.)

100 South Pointe Drive, 23rd Floor, Miami, Florida (Address of Principal Executive Offices)		333139 (Zip Code)
Registrant’s telephone number, including area code: (305) 532-3800
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

COMMENCING SHORTLY AFTER THE FILING OF THIS CURRENT REPORT ON FORM 8-K, ITHAKA ACQUISITION CORP. (“ITHAKA”) INTENDS TO HOLD PRESENTATIONS FOR CERTAIN OF ITS STOCKHOLDERS, AS WELL AS OTHER PERSONS WHO MIGHT BE INTERESTED IN PURCHASING ITHAKA SECURITIES, REGARDING ITS MERGER WITH ALSIUS CORPORATION (“ALSIUS”), AS DESCRIBED IN THIS REPORT. THIS CURRENT REPORT ON FORM 8-K, INCLUDING SOME OR ALL OF THE EXHIBITS HERETO, WILL BE DISTRIBUTED TO PARTICIPANTS AT SUCH PRESENTATIONS.
EARLYBIRDCAPITAL, INC. (“EBC”), THE MANAGING UNDERWRITER OF ITHAKA’S INITIAL PUBLIC OFFERING (“IPO”) CONSUMMATED IN AUGUST 2005, IS ASSISTING ITHAKA IN THESE EFFORTS, WITHOUT CHARGE, OTHER THAN THE REIMBURSEMENT OF ITS OUT-OF-POCKET EXPENSES. ITHAKA AND ITS DIRECTORS AND EXECUTIVE OFFICERS AND EBC MAY BE DEEMED TO BE PARTICIPANTS IN THE SOLICIATION OF PROXIES FOR THE SPECIAL MEETING OF ITHAKA STOCKHOLDERS TO BE HELD TO APPROVE THE MERGER.
STOCKHOLDERS OF ITHAKA AND OTHER INTERESTED PERSONS ARE ADVISED TO READ, WHEN AVAILABLE, ITHAKA’S REGISTRATION STATEMENT CONTAINING A PRELIMINARY PROXY STATEMENT/PROSPECTUS AND FINAL REGISTRATION STATEMENT CONTAINING A DEFINITIVE PROXY STATEMENT/PROSPECTUS IN CONNECTION WITH ITHAKA’S SOLICITATION OF PROXIES FOR THE SPECIAL MEETING BECAUSE THESE PROXY STATEMENTS/PROSPECTUSES WILL CONTAIN IMPORTANT INFORMATION. SUCH PERSONS CAN ALSO READ ITHAKA’S FINAL PROSPECTUS, DATED AUGUST 17, 2005, FOR A DESCRIPTION OF THE SECURITY HOLDINGS OF THE ITHAKA OFFICERS AND DIRECTORS AND OF EBC AND THEIR RESPECTIVE INTERESTS IN THE SUCCESSFUL CONSUMMATION OF THIS BUSINESS COMBINATION. THE DEFINITIVE PROXY STATEMENT/PROSPECTUS WILL BE MAILED TO STOCKHOLDERS AS OF A RECORD DATE TO BE ESTABLISHED FOR VOTING ON THE MERGER. STOCKHOLDERS WILL ALSO BE ABLE TO OBTAIN A COPY OF THE DEFINITIVE PROXY STATEMENT/PROSPECTUS, WITHOUT CHARGE, BY DIRECTING A REQUEST TO: ITHAKA ACQUISITION CORP., 100 SOUTH POINTE DRIVE, 23RD FLOOR, MIAMI, FLORIDA 33139. THE REGISTRATION STATEMENT CONTAINING THE PRELIMINARY PROXY STATEMENT/PROSPECTUS AND THE DEFINITIVE PROXY STATEMENT/PROSPECTUS, ONCE AVAILABLE, CAN ALSO BE OBTAINED, WITHOUT CHARGE, AT THE SECURITIES AND EXCHANGE COMMISSION’S INTERNET SITE (http://www.sec.gov).

Item 1.01 Entry into a Material Definitive Agreement.
General; Structure of Merger
On October 3, 2006, Ithaka Acquisition Corp. (“Ithaka”) entered into an Agreement and Plan of Merger (“Merger Agreement”) with Alsius Corporation (“Alsius”) and certain of Alsius’s shareholders (“Signing Shareholders”). A wholly owned subsidiary of Ithaka, formed to effectuate the merger by merging with and into Alsius, is also a party to the Merger Agreement. As a result of the merger, Alsius will be the surviving corporation and will be a wholly owned subsidiary of Ithaka.
Alsius is a privately-owned commercial-stage medical device company that develops, manufactures and sells proprietary, innovative products to precisely control patient temperatures in hospital critical care settings. Based in Irvine, California, Alsius markets a comprehensive suite of catheter-based intravascular temperature management products that address an unmet clinical need for effective, accurate, easy-to-use and cost-effective control of body temperature in critical care patients.
Upon consummation of the merger, William J. Worthen, Alsius’s chief executive officer, will become chief executive officer and a director of Ithaka. The board of directors of Ithaka will be comprised of seven persons, including Ithaka’s current principals, Paul Brooke and Eric Hecht.
The Signing Shareholders hold a majority of the outstanding voting stock of Alsius and have approved and adopted the Merger Agreement in accordance with the California General Corporation Law.
The merger is expected to be consummated in the first quarter of 2007, after the required approval by the stockholders of Ithaka and the fulfillment of certain other conditions, as discussed herein.
Merger Consideration
Pursuant to the Merger Agreement, all shares of capital stock and convertible promissory notes of Alsius issued and outstanding immediately prior to the effective time of the Merger will be automatically converted on the closing date of the Merger, into the right to receive (i) 8,000,000 shares of Ithaka Common Stock (“Merger Shares”) and (ii) up to 6,000,000 shares of Ithaka common stock if certain revenue targets are met during the years 2007, 2008 and 2009 (“Milestone Shares”), all of which shall be distributed to the holders of the Alsius capital stock and convertible promissory notes in accordance with the priorities set forth in a schedule attached to the Merger Agreement. As a result of the priorities set forth in such schedule, the holders of common stock and preferred stock of the Company, other than holders of Series F Preferred Stock, may not be entitled to receive any Merger Shares or Milestone Shares.
The Milestone Shares will be earned on the following basis:

Revenues as % of Revenue Target	Percentage of Target Shares
(A) Less than 80%	0%

(B) 80% to 100%	50% plus 50% multiplied by a fraction

the numerator of which is the difference between actual revenues as a percentage of the revenue target less 80% and the denominator of which is 20%. By way of illustration, if actual revenues are 87.5%, the percentage of Target Shares to be issued would be 50% plus 50% (87.5%-80%)/20% = 50% plus 18.75% =68.75%.

(C) Greater than 100% but less than 120%	100%

In addition to the Target Shares, if, for any such year, the actual revenues are equal to or in excess of 120% of the revenue target for such year, Ithaka shall issue that number of “120% Target Shares” set forth in the table below.
The revenue targets, Target Shares and 120% Target Shares for each of the fiscal years 2007, 2008 and 2009 are as follows:

Year	Revenue Target	Target Shares	120% Target Shares
2007	$14,800,000	500,000	250,000
2008	$28,000,000	1,500,000	250,000
2009	$47,000,000	3,000,000	500,000
Representations And Warranties
The Merger Agreement contains representations and warranties of each of Alsius and Ithaka relating to, among other things, (a) proper corporate organization and similar corporate matters, (b) capital structure of each constituent company, (c) the authorization, performance and enforceability of the Merger Agreement, (d) licenses and permits, (e) taxes, (f) financial information and absence of undisclosed liabilities, (g) holding of leases and ownership of other properties, including intellectual property, (h) accounts receivable, (i) contracts, (j) title to properties, and environmental condition thereof, (k) title and condition of assets, (l) absence of certain changes, (m) employee matters, (n) compliance with laws, (o) litigation (p) regulatory matters and (q) compliance with applicable provisions of securities laws. The Signing Shareholders have represented and warranted, among other things, as to their accredited investor status.
Covenants
Ithaka and Alsius have each agreed to take such actions as are necessary, proper or advisable to consummate the merger. They have also agreed to continue to operate their respective businesses in the ordinary course prior to the closing and not to take certain specified actions without the prior written consent of the other party.
The Merger Agreement also contains additional covenants of the parties, including covenants providing for:
(i)	The parties to use commercially reasonable efforts to obtain all necessary approvals from governmental agencies and other third parties that are required for the consummation of the transactions contemplated by the Merger Agreement;

(ii)	The protection of confidential information of the parties and, subject to the confidentiality requirements, the provision of reasonable access to information;

(iii)	Ithaka to prepare and file a registration statement, which shall contain a proxy statement/prospectus, to register, under the Securities Act of 1933, the shares that will be issued to the Alsius stockholders pursuant to the merger, and to solicit proxies from the Ithaka stockholders to vote in favor of proposals regarding the adoption of the Merger Agreement and the approval of the merger, the change of Ithaka’s name to “Alsius Corporation,” the increase, following the merger, of the number of authorized shares of Ithaka common stock from 30,000,000 to 75,000,000, an amendment to Ithaka’s certificate of incorporation deleting certain portions of Article Sixth thereof (relating to certain matters that will no longer be applicable after the merger) and the adoption of an incentive equity plan providing for the granting of options and other stock-based awards for at least 2,850,000 shares of Ithaka common stock;

(iv)	Ithaka and Alsius to use their best efforts to obtain the listing for trading on Nasdaq of Ithaka’s securities;

(iv)	Alsius and the Signing Shareholders to waive their rights to make claims against Ithaka to collect from a trust fund established for the benefit of the Ithaka stockholders who purchased their securities in Ithaka’s IPO for any moneys that may be owed to them by Ithaka; and

(vi)	Ithaka shall offer holders of its outstanding warrants the opportunity to exercise such warrants on a cashless basis in connection with any redemption of Ithaka’s outstanding warrants.
Conditions To Closing
General Conditions
Consummation of the transactions is conditioned on the Ithaka stockholders, at a meeting called for these purposes, (i) adopting the Merger Agreement and approving the merger, (ii) approving the change of Ithaka’s name, and (iii) approving the increase of the authorized shares of Ithaka’s common stock from 30,000,000 to 75,000,000.
The adoption of the Merger Agreement will require the affirmative vote of the holders of a majority of the shares of Ithaka common stock issued in its IPO present and in person or represented by proxy and entitled to vote at the special meeting (“Public Shares”). The holders of the Ithaka common stock issued prior to its IPO, including the current officers and directors of Ithaka, have agreed to vote such shares in the matter of the approval of the Merger Agreement to the same effect as the majority of the Public Shares are voted. Additionally, if holders owning 20% or more of the Public Shares vote against the transaction and exercise their right to convert their Public Shares into a pro-rata portion of the funds held in trust by Ithaka for the benefit of the holders of the Public Shares, calculated as of two business days prior to the anticipated consummation of the merger, then the transactions contemplated by the Merger Agreement cannot be consummated.
The approval of the Ithaka name change and the increase in the number of authorized shares of Ithaka common stock will require the affirmative vote of the holders of a majority of the outstanding common stock of Ithaka and such approvals are conditions to the consummation of the merger. The approval of the long-term incentive plan will require the affirmative vote of a majority of the outstanding Ithaka common stock present in person or by proxy at the stockholder meeting and the amendment of Article Sixth of Ithaka’s certificate of incorporation will require the affirmative vote by the holders of a majority of the outstanding common stock of Ithaka, but these approvals are not conditions to the consummation of the merger.
In addition, the consummation of the transactions contemplated by the Merger Agreement is conditioned upon (i) no order, stay, judgment or decree being issued by any governmental authority preventing, restraining or prohibiting in whole or in part, the consummation of such transactions, (ii) the execution by and delivery to each party of each of the various transaction documents, (iii) the delivery by each party to the other party of a certificate to the effect that the representations and warranties of each party are true and correct in all material respects as of the closing and all covenants contained in the Merger Agreement have been materially complied with by each party, (iv) the receipt of all necessary consents and approvals by third parties and the completion of necessary proceedings and (v) Ithaka’s common stock being quoted on the OTC Bulletin Board or listed for trading on Nasdaq and (vi) the effectiveness of the registration statement that will be filed to register the Ithaka shares of stock that will be issued to the Alsius stockholders in the merger.
Alsius’s Conditions To Closing
The obligations of Alsius to consummate the transactions contemplated by the Merger Agreement also are conditioned upon each of the following, among other things:
(i)	There shall have been no material adverse change in the business of Ithaka since the date of the Merger Agreement; and

(ii)	The trust fund established for the benefit of the holders of Ithaka’s Public Shares shall not contain less than $48,546,972 and shall be dispersed to Ithaka immediately upon the closing, less amounts paid to Ithaka stockholders who have elected to convert their shares to cash in accordance with Ithaka’s certificate of incorporation.
Ithaka’s Conditions To Closing
The obligations of Ithaka to consummate the transactions contemplated by the Merger Agreement also are conditioned upon each of the following, among other things:
(i)	At the closing, there shall have been no material adverse change in the assets, liabilities or financial condition of Alsius, its subsidiaries or their businesses since the date of the Merger Agreement;

(ii)	At the closing, William J. Worthen, Alsius’s current president and chief executive officer, will enter into an employment agreement with Ithaka. Mr. Worthen’s employment agreement will provide for him to be employed as chief executive officer of both Ithaka and Alsius upon consummation of the merger and will provide for an annual salary of $273,000 and the grant to him at closing of options to purchase at least 760,000 shares of Ithaka common stock; and

(iii)	The holders of no more than 5% of any class of Alsius’s s capital stock exercise their dissenters’ rights in connection with the merger.

Indemnification
As Ithaka’s sole remedy post-closing for its rights to indemnification under the Merger Agreement, there will be placed in escrow (with an independent escrow agent) from the shares of Ithaka common stock to be issued upon consummation of the merger, 10% of such shares (“Indemnity Escrow Fund”). Any indemnification payments shall be paid solely from the shares placed in escrow. For purposes of satisfying an indemnification claim, shares of Ithaka common stock will be valued at the average reported last sales price for the ten trading days ending on the last day prior to the day that the claim is paid whereby such escrowed shares will be cancelled by the Parent in lieu of payment in cash. Claims for indemnification may be asserted by Ithaka once the damages exceed $250,000 and will be reimbursable to the extent damages exceed such amount. Any shares of Ithaka common stock remaining in the Indemnity Escrow Fund on the thirtieth day after the date that Ithaka files its Annual Report on Form 10K for the year ended December 31, 2007, or for such further period as may be required pursuant to the Escrow Agreement, shall be released to the persons entitled to them.
Additional shares will be placed in escrow for reimbursement to Ithaka and Alsius for payments made by them to Alsius shareholders who exercise dissenters’ rights under the California General Corporation Law and will be released upon final determination of all dissenter claims.
Alsius’s shareholders will have voting rights with respect to the escrowed shares.
Termination
The Merger Agreement may be terminated at any time, but not later than the closing, as follows:
(i)	By mutual written consent of Ithaka and Alsius;

(ii)	By either Ithaka or Alsius if the merger is not consummated on or before March 15, 2007;

(iii)	By either Ithaka or Alsius if a governmental entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the merger, which order, decree, judgment, ruling or other action is final and nonappealable;

(iv)	By either Ithaka or Alsius if the other party has breached any of its covenants or representations and warranties in any material respect and has not cured its breach within thirty days of the notice of an intent to terminate, provided that the terminating party is itself not in breach; and

(v)	By either Ithaka or Alsius if, at the Ithaka stockholder meeting, the Merger Agreement and the transactions contemplated thereby shall fail to be approved and adopted by the affirmative vote of the holders of Ithaka’s common stock, or the holders of 20% or more of shares of common stock issued in Ithaka’s IPO exercise conversion rights.

Item 5.01 Change in Control of Registrant
As a result of the arrangements regarding the election of Ithaka directors who will serve as such after the closing of the merger that are described above in Item 1.01, a change in control of Ithaka will occur as a result of the merger. As such event will take place more than 60 days after the filing of this Report and, not all of the persons who will so serve have yet been designated, the amounts of Ithaka securities to be owned by the directors immediately after the merger cannot yet be determined. Accordingly, Ithaka is at this time unable to provide information regarding the beneficial ownership of Ithaka securities by those persons who will be its directors immediately after the merger. Such information will be provided in the proxy statement/prospectus that Ithaka will distribute to its stockholders to solicit their vote to approve the merger and the other proposals that will be presented to them for consideration in connection with the merger.
Item 7.01 Regulation FD Disclosure.
Alsius and its Business
Overview
Alsius is a privately-owned commercial-stage medical device company that develops, manufactures and sells proprietary, innovative products to precisely control patient temperatures in hospital critical care settings. Based in Irvine, California, Alsius            markets a comprehensive suite of catheter-based intravascular temperature management products that address an unmet clinical need for effective, accurate, easy-to-use and cost-effective control of body temperature in critical care patients.
Alsius markets its products to acute-care hospitals and critical care physicians through its direct sales force in the United States and independent distributors in international markets. Alsius began selling its products in the United States in April 2004 and, as of June 30, 2006, had established an installed base of over 94 systems in 47 hospitals, of which 58 had been sold and 36 were under evaluation. Alsius began building its current network of independent distributors in Europe in February 2004, and as of June 30, 2006, had established an installed base of 168 systems in over 130 hospitals, of which 136 had been sold and 32 were under evaluation. It has FDA clearance to market its products in the United States for fever control in certain neuro-intensive care patients and temperature management in cardiac and neuro surgery patients, and is exploring ways to obtain clearance for cardiac arrest. Although Alsius does not promote its products for cardiac arrest in the United States, it understands that physicians are using them off label to treat cardiac arrest and it expects use for this indication to increase. Alsius only markets its products for treatments for its specific cleared indications. It has broader clearance to market its products in Europe, Canada and Australia, including clearance for cardiac arrest, and is in the process of obtaining clearances to sell its products in China, Japan and other Asian countries.
Alsius was incorporated under the laws of California on December 20, 1991.
Products
Alsius’s product suite consists of its CoolGard system and three families of single-use catheters - Cool Line, Icy and Fortius.
CoolGard 3000 System. Alsius’s CoolGard system is a portable temperature regulation system that contains a computerized user interface and a cooling and warming unit that circulates sterile saline through polymeric balloons that surround its catheters. Alsius’s CoolGard system continuously compares a patient’s core body temperature to the programmed target body temperature and automatically adjusts the temperature of the saline flowing through the catheter to maintain the programmed temperature. The CoolGard system features an easy-to-read, color screen display to enable the user to program and monitor patient temperature, and can store up to 21 days of patient temperature data. The system is exclusively used with Alsius’s single-use catheters.

Start-up Kits. Alsius’s start-up kits contain a heat exchange coil and tubing to connect its catheters to its CoolGard system. The purchase of a start-up kit is required with each single-use catheter.
Cool Line. Alsius’s Cool Line catheter is designed for insertion into the major veins in the neck and resides in the superior vena cava. The primary application for the Cool Line is fever control. The Cool Line features Alsius’s proprietary double balloon design for greater heat exchange and cools at a rate of 0.7° to 1.0°C per hour. It is offered in both two and three lumen versions. Each lumen is a tube that allows separate drug infusion and blood sampling.
Icy. Alsius’s Icy catheter is designed for insertion into the femoral vein near the groin and resides in the inferior vena cava. The Icy is used for fever control, induced hypothermia and rewarming. The Icy features a proprietary triple-balloon design, enabling twice the cooling power of the Cool Line and can induce hypothermia at a rate of 1.0° to 1.5°C per hour. It is offered in both a one lumen and a newly launched three lumen version to address a variety of patient needs.
Fortius. Alsius’s Fortius catheter is designed for insertion into the femoral vein near the groin and resides in the inferior vena cava. The Fortius is Alsius’s most powerful catheter and can be used for rapid warming or induced hypothermia. It features a proprietary serpentine balloon design to maximize contact area with passing blood and can induce hypothermia at a rate of 4.0° to 6.0°C per hour.
Sales and Marketing
Alsius markets its products to acute-care hospitals that have dedicated critical care units which provide advanced care for cardiac arrest, brain injury, AMI and cardiothoracic surgery patients. These are typically university and large community hospitals that have a level one or two trauma service designation and have a neuro-intensive care unit, medical intensive care unit, coronary care unit or emergency room. There are over 2,000 of these hospitals in the United States and a comparable number outside of the United States.
Alsius has pursued a global sales and marketing strategy to drive adoption of its innovative temperature management products. Alsius focuses its sales and marketing efforts on expanding its installed base of systems in new and existing accounts and driving catheter use by educating and training critical care physicians, nurses and other hospital staff on its products. In addition to its hospital-specific marketing efforts, Alsius participates in national, regional and specialized medical society meetings and conferences to promote its products and raise physician, nurse and hospital administrator awareness of the benefits of intravascular temperature management. Alsius’s sales staff also organizes regional physician meetings where existing and potential customers gather to discuss the uses and benefits of its products.
Competition
Alsius principally competes with companies that sell conventional temperature management products such as cooling and warming blankets, ice packs and other external devices. Alsius also competes with companies that sell newer surface temperature management products, such as Medivance, Inc., a privately held company that sells self-regulating cooling pads. Additionally, it competes with companies that have developed other intravascular approaches that are either pre-

commercialization or in very early stages of commercialization. These companies offer a smaller selection of catheters, which Alsius believes have significantly less functionality than its catheters. In particular, Alsius is the only temperature management company that sells catheters that can be inserted into the neck as well as the groin and that can function as a standard central venous catheter with multiple working ports. To compete effectively, Alsius has to demonstrate that its products are attractive alternatives to other devices and treatments. Alsius competes with other products on the basis of performance, safety, cost and ease of use. Alsius believes its products compete favorably on the basis of these factors.
Manufacturing
Alsius designs, manufactures and tests its products at its headquarters in Irvine, California, which is compliant with Internal Standards Organization (“ISO”) and FDA standards. Product quality, cost reduction and inventory management are top priorities for Alsius’s manufacturing operations. Alsius believes its existing facilities are adequate to support its manufacturing requirements for the foreseeable future.
Alsius assembles its CoolGard system and catheters from components and subassemblies that it purchase from outside sources. Alsius has flexibility with its suppliers to adjust the number of components and subassemblies as well as the delivery schedules. Production requirements are based on sales forecasts. Lead times for components and subassemblies may vary significantly depending on the size of the order, time required to fabricate and test the components or subassemblies, specific supplier requirements and current market demand for the components and subassemblies. Alsius reduces the potential for disruption of supply by maintaining sufficient inventory and identifying additional suppliers, where possible.
Government Regulation
United States
Alsius is also subject to a wide range of federal, state and local laws and regulations, including those related to the environment, health and safety, land use and quality assurance. Alsius believes that compliance with these laws and regulations, as currently in effect, will not require material capital expenditures or expenses.
International
International sales of medical devices are subject to foreign governmental regulations, which vary substantially from country to country. The time required to obtain clearance or approval by a foreign country may be longer or shorter than that required for FDA clearance or approval, and the requirements may be different. Alsius intends to rely heavily on its U.S. FDA trials to meet the clinical data submission requirements in Australia, Canada and Japan.
Employees
As of June 30, 2006, Alsius had 61 employees, with 21 employees in sales and marketing, 20 employees in manufacturing operations, eight employees in research and development, five employees in general and administrative and seven employees in regulatory and quality control. Alsius believes that its future success will depend in part on its continued ability to attract, hire and retain qualified personnel. None of its employees are represented by a labor union, and Alsius believe its employee relations are good.

Property and Principal Executive Office
Alsius own no real property. Its principal executive office is located at 15770 Laguna Canyon Road, Suite 150, Irvine, California 92618, where it leases approximately 27,000 square feet under a lease that expires on December 31, 2008. Alsius believe its existing facilities are adequate for its current needs.
Alsius also leases approximately 1,450 square feet in Wateringen, the Netherlands, for its European service center. This lease expires on May 31, 2010.
Legal Proceedings
Alsius is not a party to any material legal proceeding.
Management
William J. Worthen (45) has been Alsius’s President and Chief Executive Officer since March 1997 and has served as its Chairman of the board of directors since April 2006. From August 1992 until February 1997, he served as President and Chief Executive Officer and a member of the board of directors of Neuro Navigational Corporation, a publicly traded medical device company focused on minimally-invasive neuro surgery, which was sold to Ballard Medical Products. Mr. Worthen’s prior experience includes sales and marketing management positions at several cardiovascular products companies, including American Hospital Supply’s Edwards Laboratories division (now Edwards Lifesciences). Mr. Worthen earned a B.S. from San Diego State University.
Brett L. Scott (55) has been Alsius’s Chief Financial Officer since January 2006 and was a consultant to Alsius from February 2005 to January 2006. From September 2001 until March 2005, he served as Chief Financial Officer of Irvine Biomedical, Inc., a privately held medical device company focused on electrophysiology catheters which was sold to St. Jude Medical, Inc. From October 1997 until February 2001, he was Chief Financial Officer of Cardiac Science, Inc., a publicly traded medical device company focused on cardiovascular devices. Mr. Scott is a certified public accountant and earned a B.S. from the University of Southern California.
Kenneth A. Collins (47) has been Alsius’s Executive Vice President of Regulatory, Clinical, Quality and Research and Development since October 2003. From January 2001 until September 2003, Dr. Collins served as our Vice President of Clinical, Quality and Regulatory Affairs. From February 1998 until November 2000, he held senior management and consulting positions at Boston Scientific Corporation, a publicly traded diversified medical device company. Dr. Collins earned an M.B.B.S. from Sydney University Medical School and an MBiomedE from University of New South Wales.
H. Michael Ameli (61)has been Alsius’s Vice President, Manufacturing since January 2001. From January 1997 until December 2000, he served as a director of operations in charge of catheter manufacturing for Medtronic Corporation, a publicly traded diversified medical device company. Mr. Ameli earned a B.S. from California State Polytechnic University, Pomona and an M.B.A. from California State University, Long Beach.

Suzanne C. Winter (42) has been Alsius’s Vice President, Worldwide Sales and Marketing since November 2004. From November 1998 until October 2004, she served as Alsius’s Vice President of Marketing and International Sales. From November 1991 until October 1998, she was a Business Unit Director for Toshiba America Medical Systems, Inc. Ms. Winter earned a B.Sc. from St. Lawrence University in New York and an M.B.A. from Harvard Business School.
Financial Information
The unaudited financial information included in Exhibit 99.2 to this Report was prepared by Alsius, as a private company, in accordance with United States generally accepted accounting principles and may not be in compliance with SEC Regulation S-X, and are subject to review by Alsius’s auditors. Accordingly, such historical information may be adjusted and presented differently in Ithaka’s proxy statement/prospectus to solicit stockholder approval of the merger. Ithaka is filing the attached financial information (Exhibit 99.2 to this Form 8-K) as Regulation FD Disclosure material.
Investor Presentation
Ithaka is filing the attached investor presentation (Exhibit 99.3 to this Form 8-K) as Regulation FD Disclosure material.
Press Release
     Ithaka is filing the attached press release (Exhibit 99.1) to this Form 8-K as Regulation FD Disclosure material.
Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits.
     (c) Exhibits:

Exhibit	Description
10.1	Merger Agreement dated as of October 3, 2006 among Ithaka Acquisition Corp., Alsius Corporation, Ithaka Sub Acquisition Corp. and certain of the shareholders of Alsius Corporation.
10.2	Form of Lock-Up Agreement executed by certain shareholders of Alsius Corporation.
10.3	Form of Escrow Agreement among Ithaka Acquisition Corp., Kurt Wheeler and Wende Hutton, as joint representative of the former shareholders and noteholders of Alsius Corporation, and Continental Stock Transfer & Trust Company, as Escrow Agent.
99.1	Press release of Ithaka Acquisition Corp. dated October 4, 2006
99.2	Certain unaudited condensed financial statements of Alsius Corporation.
99.3	Investor Presentation

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITHAKA ACQUISITION CORP.
Dated: October 4, 2006	By:	/s/ Eric Hecht
		Name:	Eric Hecht
		Title:	President

EXHIBIT INDEX

Exhibit	Description
10.1	Merger Agreement dated as of October 3, 2006 among Ithaka Acquisition Corp., Alsius Corporation, Ithaka Sub Acquisition Corp. and certain of the shareholders of Alsius Corporation.
10.2	Form of Lock-Up Agreement executed by certain shareholders of Alsius Corporation.
10.3	Form of Escrow Agreement among Ithaka Acquisition Corp., Kurt Wheeler and Wende Hutton, as joint representative of the former shareholders and noteholders of Alsius Corporation, and Continental Stock Transfer & Trust Company, as Escrow Agent.
99.1	Press release of Ithaka Acquisition Corp. dated October 4, 2006
99.2	Certain unaudited condensed financial statements of Alsius Corporation.
99.3	Investor Presentation